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                                                                      EXHIBIT 21


                           SIGNIFICANT SUBSIDIARIES

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Name of Significant Subsidiary                               Jurisdiction of Incorporation
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
Cannon Film Distribution V.O.F.                              Netherlands
Cannon International B.V.                                    Netherlands
Filmways Pictures (England) Limited                          United Kingdom
Metro-Goldwyn-Mayer Home Entertainment Inc.                  Delaware
Metro-Goldwyn-Mayer Pictures Inc.                            Delaware
Metro-Goldwyn-Mayer Studios Inc.                             Delaware
MGM/UA Home Video (UK) Ltd.                                  United Kingdom
MGM International B.V.                                       Netherlands
MGM Nederland B.V.                                           Netherlands
Orion Home Entertainment Corporation                         Delaware
Orion Pictures Corporation                                   Delaware
Orion Pictures Distribution Corporation                      Delaware
Orion TV Productions, Inc.                                   New York
Pathe Entertainment NV                                       Curacao
Pathe Films, Inc.                                            New York
Pathe Releasing, Corp.                                       New York
Seventeen Leasing Corporation                                Delaware
United Artists Corporation                                   Delaware
United Artists Pictures, Inc.                                Delaware
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